Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference of our report dated April 8, 2021, with respect to the consolidated financial statements of Jerritt Canyon Canada Ltd. in the Registration Statement on Form S-8 pertaining to the Amended and Restated Long-Term Incentive Plan of First Majestic Silver Corp.

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

July 23, 2021